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                [INDIANAPOLIS POWER & LIGHT COMPANY LETTERHEAD]


                       INDIANAPOLIS POWER & LIGHT COMPANY
                              ONE MONUMENT CIRCLE
                                 P.O. BOX 1595
                          INDIANAPOLIS, INDIANA 46204


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD WEDNESDAY, OCTOBER 8, 1997


TO THE SHAREHOLDERS OF

INDIANAPOLIS POWER & LIGHT COMPANY


    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Indianapolis Power & Light Company will be held at its principal office, One Monument Circle, Indianapolis, Indiana on Wednesday, October 8, 1997 at 4:00 o'clock P.M. (Eastern Standard Time), for the following purposes:


    1. To approve an amendment to Indianapolis Power & Light Company's Amended Articles of Incorporation to remove the limitation on the issuance of unsecured indebtedness; and

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.


    The Board of Directors has fixed the close of business on August 29, 1997, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.


    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED LETTER OF TRANSMITTAL AND PROXY AND/OR NOTICE OF GUARANTEED DELIVERY AND PROXY, AS APPROPRIATE, AND RETURN IT OR THEM IMMEDIATELY TO THE DEPOSITARY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. SEE THE OFFER TO PURCHASE AND PROXY STATEMENT ENCLOSED HEREWITH FOR FURTHER INSTRUCTIONS.

    By order of the Board of Directors.


                                          INDIANAPOLIS POWER & LIGHT COMPANY


                                          /s/ BRYAN G. TABLER
                                          --------------------------------------
                                          BY: BRYAN G. TABLER
                                             SENIOR VICE PRESIDENT,
                                             SECRETARY AND GENERAL COUNSEL

Indianapolis, Indiana


August 29, 1997